Exhibit 99.2

GREAT ELM GROUP, INC. APPOINTS JASON REESE AS CEO

WALTHAM, MA, May 5, 2023 – Great Elm Group, Inc. (“we,” “us,” “our,” the “Company,” or “GEG”) (NASDAQ: GEG), an alternative asset manager, announced today that Peter Reed has resigned as Chief Executive Officer effective immediately following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2023. The Board of Directors has unanimously appointed Jason Reese to the additional role of CEO effective upon Mr. Reed’s resignation. Jason Reese assumes the CEO position at GEG as a successful entrepreneur and financial services executive with over 30 years of experience founding and growing multiple financial services and real estate companies.

Mr. Reese served as the Executive Chairman of our Board of Directors since February 2020 and will now serve as Chairman of the Board and CEO. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of Imperial Capital Asset Management, LLC (“ICAM”) and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM is a registered investment advisor that has managed various investment vehicles including hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer. During his time at Imperial Capital, Mr. Reese formed Monomoy Properties REIT, LLC in 2014, focusing on the Industrial Outdoor Storage sector, and continues to serve on the Board of Directors. Mr. Reese is also a founding member of City Ventures, LLC, a California-based private home builder, and has served on the Board of Directors since its inception in 2009. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering. Through his position at ICAM and various affiliates, Mr. Reese is the largest beneficial owner of GEG stock.

“On behalf of the Board, I am thrilled to have Jason expand his role with GEG to CEO,” said Matt Drapkin, GEG Board Vice Chairman. “The Company has worked diligently over the last year to reposition its focus solely on alternative asset management with Jason as the Executive Chairman of the Board. The appointment of Jason as CEO is the natural culmination of our repositioning efforts.”

Jason Reese stated, “I want to take the opportunity to thank Pete Reed for his service and contributions to Great Elm. Pete steps down with our full support, and we look forward to working with Pete as a consultant to the Company to ensure a smooth transition. I am fortunate that the Board asked me to assume the role of CEO, and I gratefully accept their appointment. It is now my job as CEO to prove to our shareholders that we can achieve our plans to grow our existing businesses and expand our investment management platform.”

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Media & Investor Contact:

Investor Relations

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